Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573





                              Prospectus Supplement
                               Dated June 22, 2001

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:



                                                              Principal Amount
                                                                of Registered
                  Selling Securityholders                           Notes
-----------------------------------------------------------   ----------------
Pacific Life Insurance Company(1)..........................       $2,500,000

-----------------------------------------------------------

     Total of Above........................................       $2,500,000
                                                                  ==========


             The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by UBS Warburg LLC(2) is increased from $590,000 to $1,050,000.









-----------------
1 Pacific Life Insurance Company holds $5,000,000 of Interpublic's 7.875% Senior Unsecured Notes due 2005.
2     Formerly known as Warburg Dillon Read LLC.